UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2023

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2023, Blueprint Medicines Corporation (the “Company”), certain lender parties, and TAO Talents LLC, as Administrative Agent for the lenders (the “Administrative Agent”), entered into a first amendment to the Financing Agreement dated as of June 30, 2022 by and among the Company, certain subsidiaries of the Company, the lenders from time to time party thereto, and the Administrative Agent (the “Financing Agreement”) to extend the delayed Draw A Commitment Termination Date and make corresponding updates to the terms and conditions set forth in the Delayed Draw A Funding Milestone.

The foregoing description of the first amendment to the Financing Agreement is qualified in its entirety by reference to the complete text of the first amendment, a copy of which is attached as an exhibit this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	First Amendment to Financing Agreement dated as of May 22, 2023 by and among Blueprint Medicines Corporation, the lenders party thereto, and TAO Talents LLC, as Administrative Agent for the lenders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

† Certain portions of the exhibit have been omitted pursuant to Regulation S-K Item 601(b) because it is both (i) not material to investors and (ii) likely to cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: May 25, 2023	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer